SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                            THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) December 13, 2000
                                  ------------------




                           GENERAL MOTORS CORPORATION
                   -----------------------------------------------------
                   (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------


















                                      - 1 -

ITEM 5.  OTHER ITEMS

On December 13, 2000, General Motors Corporation's (GM) issued the following press release announcing John M. Devine as vice chairman and chief financial officer. The release is as follows:

John M. Devine Named GM's Chief Financial Officer

DETROIT - General Motors Corp.  (NYSE:   GM)  today  named  veteran  automotive
executive John M. Devine as vice chairman and chief financial officer, effective Jan. 1, 2001. He will begin working for the company immediately and will report to GM President and Chief Executive Officer Rick Wagoner.

Devine, 56, currently is chairman and chief executive officer of Fluid Ventures, an e-business venture services firm with offices in San Francisco and New York. He spent over 30 years at Ford Motor Co. and was CFO there from 1994 until October 1999.

Devine's appointment was announced at a news conference by Wagoner.

"We're very excited to have an executive of John Devine's caliber join GM's management team," Wagoner said. "His reputation as a straight-shooter who acts in the best interest of stockholders is well-known on Wall Street and the broader investor community. His skills and knowledge of the industry and financial world will be major assets to General Motors.

"In John, we get someone who would be called a 'high-impact player' in the sports world," Wagoner added. "Because of his intimate knowledge of the industry, he will be able to contribute immediately. He has operated at the highest levels of the auto industry and worked in Europe, Asia Pacific and North America. He not only has broad financial experience, but also has had significant operational duties that brought him in close contact with product-development and marketing activities."

Devine joined Ford in 1967 as a financial analyst and held a variety of supervisory and managerial positions in product development finance, and later in Europe and the Asia-Pacific region. In 1986 he was named vice president of northern Pacific business development and president of Ford Motor Co.-Japan, and was elected to the Mazda Motor Corp. board of directors. He spent eleven years in international assignments spending time in United Kingdom, Australia and Japan.

He returned to the United States in 1988 and was named controller of truck operations for Ford's North American automotive operations. He joined First
Nationwide Bank, a Ford subsidiary, later in 1988 as president and chief operating officer and was appointed chairman and CEO in 1991. He returned to Ford as vice president and corporate controller in June 1994 and was named group vice president and CFO later that year. Within a year, he was promoted to executive vice president and CFO, reporting to then-CEO Alex Trotman.

Devine was born May 13, 1944, in Pittsburgh, Pa. He and his wife, Pat, live in suburban Detroit. They have two children. Devine holds a bachelor of science degree in economics from Duquesne University and a master of business administration degree from the University of Michigan.







                                      - 2 -

The search for CFO was conducted by Egon-Zehnder out of Chicago. General Motors, the world's largest vehicle manufacturer, designs, builds and markets cars and trucks worldwide. It employs about 395,000 people globally. GM is investing aggressively in high technology and e-businesses within its global automotive operations and through such initiatives as e-GM, GM BuyPower, OnStar and its Hughes Electronics Corp. (NYSE: GMH) subsidiary.

GM also operates one of the world's largest and most successful financial institutions, GMAC. More information on General Motors can be found at www.gm.com.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    December 13, 2000
        ------------------
                                       By
                                            /s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




























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